                                                                   EXHIBIT 10.13
                                 FOURTH ADDENDUM
                   ATTACHED TO AND MADE A PART OF OFFICE LEASE
                             DATED AUGUST 24, 1996,
              BETWEEN SUNRISE OFFICE INVESTMENT, L.D.C., "LANDLORD"
              AND COMPURAD, INC., A DELAWARE CORPORATION, "TENANT"
                                AND RIDER THERETO


This Fourth Addendum to Lease is made and entered into effective as of the 21st day of March 1997, by and between SUNRISE OFFICE INVESTMENTS, L.L.C., an Arizona limited liability company ("Landlord"), and COMPURAD, INC., an Arizona corporation ("Tenant") in reference to the following recitals:

         A. Landlord and Tenant entered into that certain lease consisting of an Office Lease together with a Rider, and Addendum attached thereto, each dated August 24, 1996, a Second Addendum dated October 1, 1996, and a Third Addendum dated January 1, 1997 for Demised Premises in the Sunrise Office Building, as defined in Section I, Article F of the Lease.

         B. Landlord desires to lease to Tenant and Tenant desires to lease from Landlord additional portions of the second floor of the Sunrise Office Building designated as Suite 215, Suite 219 and Suite 223 on the terms and conditions set forth in the Lease as modified by this Fourth Addendum.

         Now therefore, in consideration of the terms, conditions, and covenants contained herein, Landlord and Tenant hereby revise and amend the Lease set forth below.

1. Landlord hereby leases to Tenant, and Tenant hereby takes from Landlord, the following portions of the second floor of the Sunrise Office Building: that certain portion containing approximately 3,221 rentable square feet designated as Suite 215 and that certain portion containing approximately 447 rentable square feet designated as Suite 219, together with that certain portion containing approximately 1,394 rentable square feet designated as Suite 223, for the Lease Term, subject to the terms, covenants and conditions of this Fourth Addendum.

2. The term "Lease" shall mean the Office Lease, Rider, Addendum dated August 24, 1996, the Second Addendum, the Third Addendum, together with this Fourth Addendum.

3. Section I, Article F of the Lease is hereby amended to reflect that the Demised Premises shall additionally include those portions of the second floor in the Building commonly known as Suite 215, Suite 219, and Suite 223 as shown in cross-hatching on Exhibit "A-2" attached hereto and made a part of the Lease by this reference.

4. Landlord shall deliver written notice to Tenant when Suite 215 and Suite 219, and Suite 223, respectively, become available for occupancy ("Landlord's Notice"). It is anticipated that Suite215 and Suite 219, which are presently occupied by one tenant, will become available on or about August 15, 1997. It is anticipated that Suite 223 will become available on or about October 1, 1997. Landlord shall not be obligated to deliver Suite s 215 and 219 until the current tenant has vacated such Suites. Similarly, Landlord shall not be obligated to deliver Suite 223 until the current tenant has vacated Suite 223. Tenant shall be deemed to have accepted each respective Suite in its "AS IS" condition on the date of receipt of Landlord's Notice with respect to that Suite. Tenant's obligations to pay Base Annual Rent on each respective Suite shall commence on the date of delivery of Landlord's Notice for that particular Suite ("Suite 223 Rent Start Date" and "Suite" 215/219 Rent Start Date," respectively).

5. Paragraph 8 of the Second Addendum is hereby amended to reflect that the amount of BASE ANNUAL RENT payable under the Lease shall be as follows from and after August 15, 1997:

         August 15, 1997   -         August 31, 1997                   $19,961.57
         September 1, 1997 -         September 30, 1997                $22,195.78
         October 1, 1997   -         September 30, 1998                $24,833.55
         October 1, 1998   -         September 30, 1999                $25,823.06
         October 1, 1999   -         September 30, 2000                $26,859.94
         October 1, 2000   -         September 30, 2001                $27,930.84

         The foregoing schedule of Base Rent is based on the increases in Base Rent attributable to the respective Suites as shown on Exhibit "B" to this Fourth Addendum. In the event the Suite 215/219 Rent Date is not on August 15, 1997, or the Suite 223 Rent Date is not on October 1, 1997, the foregoing schedule of Base Rent shall be modified to reflect the obligation to pay increased amounts of Base Rent attributable to the respective Suites as shown on Exhibit "B" from and after the respective Rent Start Dates.

         Paragraph 8 of the Second Addendum is further amended to reflect that taxes and other charges referenced thereunder shall be payable with respect to Suite 223, and Suites 215 and 219 commencing on the Suite 223 Rent Date and the Suite 215/219 Rent Date, respectively.

6. Section I, Article L is revised to reflect that Tenant's Share of Any Increase of Taxes and/or Operating Costs over the amount of Taxes and/or Operating Costs during the Base Year shall be increased as follows: on the 215/219 Rent Start Date by the addition of seventeen percent (17%), and on the 223 Rent Start Date by the addition of six and four tenths percent (6.4%).

         Effective as of the latter to occur of the Suite 215/219 Rent Date and the Suite 223, Section I, Article L shall read in its entirety as follows:

         Tenant's Share of Any Increase of Taxes and/or Operating Costs over the amount of Taxes and/or Operating Costs during the Base Year (Section II, Article 28): eighty-seven percent (87%) of 21,745 rentable square feet in the Project.

7. Landlord and Tenant acknowledge and agree that notwithstanding any other provision of the Lease, the amount of the tenant improvements allowance for Suite 215 and Suit 219 shall be the cost of the construction thereof but not to exceed $14,792.00. Prior to commencement of any tenant improvement construction for such Suites, Tenant shall obtain a bid for the constriction thereof which shall be submitted to Landlord for its approval, which shall not be unreasonable withheld. The tenant improvement allowance shall be paid following completion of the tenant improvements in accordance with the approved bid and delivery to Landlord of full lien waivers for all work performed and materials supplied, provided no default by Tenant has occurred, nor any event which with the giving of notice of passage of time would constitute a default.

8. Landlord and Tenant acknowledge and agree that notwithstanding any other provision of the Lease, no Tenant improvement allowance shall be provided by Landlord with respect to Suite 223.

9. All defined terms used in this Fourth Addendum, as indicated by an initial capital letter, and not otherwise defined herein, shall have the meaning ascribed in the Lease.

10. Landlord and Tenant acknowledge and agree that: (i) the Lease is the only agreement between Landlord and Tenant with respect to the Demised Premises, (ii) the terms and conditions of the Lease remain unchanged except as expressly set forth in this Third Addendum, (iii) except as otherwise provided in this Fourth Addendum Tenant has accepted and is in full possession of the Demised Premises,
(iv) there are no defaults under the Lease on the date hereof and no facts or circumstances which with the giving of notice, the passage of time or the act of a third party would constitute a default thereunder, (v) and the Lease as modified by this Fourth Addendum remains in full force and effect.

11. This Fourth Addendum may be executed in counterparts, each of which shall constitute an original but which together shall constitute one and the same instrument. This Third Addendum shall be effective when signed by the parties and transmitted by each party to the other by facsimile transmission, with each party to deliver duplicate originals promptly thereafter.

                 Tenant:

                 COMPURAD, INC., a Delaware corporation


                 By: /s/ Kevin Donovan
                     -----------------
                 Its: CFO
                 Date: 3/20/97


                 Landlord:

                 SUNRISE OFFICE INVESTMENT, L.L.C., an Arizona limited liability company

                 By: ZACOTY INVESTMENTS, L.L.C., an Arizona limited liability company, its Manager


                 By: /s/ Steven Fenton, member
                     -------------------------
                 Steven Fenton, Authorized Member

                 Date: 3/21/97

                                   EXHIBIT A-2

                             Sunrise Office Building
                                 CompuRAD, Inc.
                           Leased Premises Floor Plan
                                 (Not to Scale)

                                  SECOND FLOOR

                         EXHIBIT "B" TO FOURTH ADDENDUM

            ADDITIONAL BASE RENT FOR SUITES 215 AND 219 AND SUITE 223

Suites 215 and 219
         August 15 - August 31, 1997                          $ 2,234.21
         September 1 - September 30, 1997                     $ 4,468.42
         October 1, 1997 - September 30, 1998                 $ 4,647.15
         October 1, 1998 - September 30, 1999                 $ 4,833.04
         October 1, 1999 - September 30, 2000                 $ 5,026.36
         October 1, 2000 - September 30, 2001                 $ 5,227.42



Suite 223

         October 1, 1997 - September 30, 1998                 $ 1,751.79
         October 1, 1998 - September 30, 1999                 $ 1,821.87
         October 1, 1999 - September 30, 2000                 $ 1,894.74
         October 1, 2000 - September 30, 2001                 $ 1,970.53